信達律師事務所
SUNDIAL LAW FIRM

中国 深圳 福田区 益田路 6001 号 太平金融大厦 11-12 楼 邮政编码：518017
11-12/F, TAIPING FINANCE TOWER, YITIAN ROAD 6001, FUTIAN DISTRICT, SHENZHEN, P. R. CHINA
电话(Tel)：(0755) 88265288 传真(Fax)：(0755) 88265537
电子邮件(E-mail)：info@sundiallawfirm.com
网站(Website)：www.sundiallawfirm.com

May 30, 2023

Fenbo Holdings Limited
Unit J, 19/F., World Tech Centre
95 How Ming Street
Kwun Tong, Kowloon
Hong Kong.

<u>Re: Consent of Sundial Law Firm</u>

Ladies and Gentlemen,

In connection with the filing by Fenbo Holdings Limited (the "Company") of the Registration Statement on Form F-1 (SEC File No. 333-   ) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, we, Sundial Law Firm, hereby consent to such references of us being the "PRC counsel" used in the Registration Statement and any and all amendments and supplements thereto in relation to our legal opinion provided to the Company on April 27, 2023.

We further hereby consent to the filing of our opinion to the Company as the PRC counsel dated April 27, 2023, as well as this consent, as Exhibits to such Registration Statement and any amendments thereto.

Yours sincerely

Sundial Law Firm